SCHEDULE 14A INFORMATION
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Investment Managers Series Trust
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Horizon Spin-off and Corporate Restructuring Fund
a series of Investment Managers Series Trust
235 W. Galena Street
Milwaukee, WI 53212

Date:	October 13, 2017

To:	Shareholders of: The Horizon Spin-off and Corporate Restructuring Fund

From:	Maureen Quill
President
Investment Managers Series Trust

Important Proposed Changes for Your Consideration

As you may know, Liberty Street Advisors, Inc. (“LSA”), the current investment advisor of the Horizon Spin-off and Corporate Restructuring Fund (the “Fund”), has proposed, and the Board of Trustees of the Fund has approved (with the advice and assistance of independent legal counsel), the reorganization of the fund into newly created series of the Kinetics Mutual Funds, Inc. The corresponding Kinetics Fund is designed to be substantially the same from an investment prospective as the current Fund and will be managed by the same team that currently manages the Fund.  The purpose of this transaction is to expand the Fund’s presence in more distribution channels, increase its asset base, and possibly lower operating expenses as a percentage of assets.

In order to implement this reorganization, the Fund has called a Special Meeting of Shareholders which will be held on October 19, 2017 in order to present this proposal for shareholder vote.  Both Liberty Street Advisors and Horizon Asset Management LLC, the current subadvisor to the Fund, believe that this transaction will better position the Fund for the long term and create opportunities of growth.  Furthermore, the Board of Trustees unanimously approved this proposal and recommend you vote FOR.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today. Please take a moment to review the proposals on the enclosed proxy card and vote using one of the convenient methods described below. For further information about the proposals, you can find the proxy statement at www.proxyonline.com/docs/horizon. If you have any questions please call 1-800-431-9629 between the hours of 9:00 am to 10:00 pm Eastern Monday to Friday and Saturday 11:00 am to 6:00 pm Eastern.

THE MEETING IS APPROACHING QUICKLY AND NEED YOUR VOTE. PLEASE VOTE TODAY.

Voting is simple and will only take a few moments of your time.

1.
Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or 1-800-431-9629 to cast your vote with a live proxy specialist, quickly and easily.

2.	Vote Through the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

We greatly appreciate your consideration and investment.